EXHIBIT 23.3


                     Consent of PricewaterhouseCoopers LLP,

                            Independent Accountants,

                              dated August 30, 2000

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated March 20, 2000 relating to the financial statements of Brighton Gardens by Marriott, Orland Park, Illinois (An Unincorporated Division of Marriott Senior Living Services, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
August 30, 2000